UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2008

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal                           0-25165                       14-1809721
(State or Other Jurisdiction                         (Commission File No.)                         (I.R.S. Employer
of Incorporation)                                                                                                     Identification No.)

302 Main Street, Catskill NY                                                                           12414
(Address of Principal Executive Offices)                                                            (Zip Code)

Registrant’s telephone number, including area code:                                                                                                (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On April 15, 2008, the Board of Directors of Greene County Bancorp, Inc. approved a quarterly cash dividend of $0.16 per share.  A press release announcing the details of the declaration is filed as exhibit 99.1.

Greene County Bancorp, MHC, majority stockholder of the Greene County Bancorp, Inc. and owner of 2,304,632 shares of the 4,110,128 total shares outstanding, will waive the right to receive its portion of the dividend, based on action of its Board of Directors.  Accordingly, the dividend is expected to be paid only on the 1,805,496 shares owned by minority stockholders of Greene County Bancorp, Inc.

Exhibit No.	Description

99                                                                            Press release dated April 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE:  April 16, 2008                                                                             By: /s/ Donald E. Gibson
Donald E. Gibson
President and Chief Executive Officer

Exhibit 99.1

April 16, 2008
FOR IMMEDIATE RELEASE
Contact:  Donald E. Gibson, President & CEO
518.943.2600

GREENE COUNTY BANCORP, INC.
ANNOUNCES INCREASED CASH DIVIDEND

Catskill, NY – April 16, 2008.  Greene County Bancorp, Inc. (NASDAQ-GCBC) today announced that its Board of Directors has approved a quarterly cash dividend of $0.16 per share of the Company’s common stock.  The dividend reflects an annual cash dividend rate of $0.64 per share which represents a 6.3 percent increase from the previous annual cash dividend rate of $0.60 per share.

The dividend will be paid to shareholders of record as of May 15, 2008, payable as of June 1, 2008.

The Company is the majority-owned subsidiary of Greene County Bancorp, MHC, a federal mutual holding company, which owns 56.1 percent of the Company’s outstanding shares.  Greene County Bancorp, MHC waived its right to receive dividends on its shares of the Company.

Greene County Bancorp, Inc. is the direct and indirect holding company, respectively, for The Bank of Greene County, a federally-chartered thrift, and Greene County Commercial Bank, a New York-chartered commercial bank, both headquartered in Catskill, New York.  The Bank serves Greene and Columbia Counties, and southern Albany County, New York from ten full-service branch locations in Catskill, Catskill Commons, Cairo, Chatham, Coxsackie, Greenville, Greenport, Hudson, Tannersville and Westerlo.  The Bank has recently announced plans to open an eleventh branch in Ravena, New York.  The Company was organized in 1998 in connection with the mutual holding company reorganization and stock offering of The Bank of Greene County.